Exhibit 99.1

Ryerson P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Ryerson Holding Corporation Special Meeting of Stockholders For Stockholders as of January 12, 2026 Thursday, February 12, 2026 9:30 AM, Eastern Time Special Meeting to be held live via the Internet - please visit www.proxydocs.com/RYI for more details Internet: www.proxypush.com/RYI Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-859-2073 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:59 PM, Eastern Time, February 11, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Mark S. Silver and Camilla R. Merrick: and each or either of them, as proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Ryerson Holding Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the “Named Proxies” are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The “Named Proxies” cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Ryerson Holding Corporation Special Meeting of Stockholders Please make your marks like this:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. To approve the issuance of shares of common stock, par value $0.01 per share, of Ryerson, FOR pursuant to the terms of the Agreement and Plan of Merger, dated as of October 28, 2025, by #P1# #P1# #P1# and among Ryerson, Crimson MS Corp., a direct wholly owned subsidiary of Ryerson, and Olympic Steel, Inc. 2. To approve one or more adjournments of the special meeting to a later date or time, if necessary FOR or appropriate, to permit the solicitation of additional votes or proxies if there are not sufficient #P2# #P2# #P2# votes to approve Proposal 1. Note: Such other business as may properly come before the Special Meeting or any adjournment thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/RYI Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.